UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2024
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

234 1st Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
Upon completion of the note issuance and the capped call transactions to be entered into in connection with the pricing of the notes (as defined below), the exchanges (as defined below), if completed as of the end of the fourth quarter of 2023, would have increased the total risk-based capital ratio of SoFi Technologies, Inc. (“SoFi” or the “Company”) by more than 200 basis points from 15.3% to more than 17.3% on a pro forma basis, and are expected to be accretive to GAAP net income and tangible book value for the first quarter of 2024.
The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any of the information contained in this Item 7.01.
Item 8.01    Other Events.
On March 5, 2024, SoFi issued a press release announcing its intention to offer, subject to market and other conditions, $750 million aggregate principal amount of convertible senior notes due 2029 (the “notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and the related grant to the initial purchasers of the notes of an option to purchase up to an additional $112.5 million aggregate principal amount of notes. In connection with the pricing of the notes, the Company expects to enter into one or more privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions. Furthermore, SoFi announced that, prior to the notes offering, in separate, privately negotiated transactions, SoFi entered into exchange agreements with a limited number of holders of its 0% Convertible Senior Notes due 2026 (the “2026 notes”) to exchange $600 million in aggregate principal amount of 2026 notes for shares of SoFi common stock (the “exchanges”).
A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the notes, any shares of the Company’s common stock issuable upon conversion of the notes, or any other securities, nor will there be any sale of the notes or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This Current Report on Form 8-K includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions and the exchanges described above. Forward-looking statements represent SoFi’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements, and there can be no assurance that future developments affecting SoFi will be those that it has anticipated. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of SoFi’s common stock and risks relating to SoFi’s business, including those described in periodic reports that SoFi files from time to time with the Securities and Exchange Commission (the “SEC”). SoFi may not consummate the proposed offering described in this Current Report on Form 8-K and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds of the offering.
For additional information on these and other factors that could affect SoFi’s actual results, see the risk factors set forth in SoFi’s filings with the SEC, including the most recent Annual Report filed with the SEC on February 27, 2024. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and SoFi does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 5, 2024 by SoFi Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: March 5, 2024	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer